EXHIBIT 16.2
                 LETTER FROM DASZKAL BOLTON MANELA DEVLIN & CO.

                       DASZKAL BOLTON MANELA DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS

A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS
2401 N.W. BOCA RATON BOULEVARD, SUITE 100
BOCA RATON, FLORIDA  33431
TELEPHONE  (561) 367-1040   FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                    OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.



March 29, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


RE: Tmanglobal.com, Inc.


We have read the statements that we understand Tmanglobal.com, Inc. will include under Item 4 of the Form 8-K it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Yours truly,

 /S/ DASZKAL BOLTON MANELA DEVLIN & CO.


Daszkal Bolton Manela Devlin & Company